Exhibit 32.2

Section 1350 Certification of the Principal Financial Officer

In connection with the Quarterly Report of OurPet’s Company (the “Company”) on Form 10-Q for the quarter ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, being the Chief Financial Officer and Treasurer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this Report.

/s/ Scott R. Mendes
BY SCOTT R. MENDES
Chief Financial Officer and Treasurer

Dated: November 13, 2009

This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained in that statute, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to OurPet’s Company and will be retained by OurPet’s Company and furnished to the Securities and Exchange Commission or its staff upon request.

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